STEVEN HOLLAND, CPA
3914 MURPHY CANYON RD., STE. A126
SAN DIEGO, CA. 92123
(619)279-1640




I have prepared the audited financial statements for Innovative Medical Services for the fiscal year ended July 31, 1996 included in said
Company's Annual Report on Form 10-KSB. I hereby consent to their inclusion with the Company's intended registration statement on Form S8.






STEVEN HOLLAND
-------------------
Steven Holland, CPA

December 19, 1996